Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated as of May 13, 2016, is made by and among RHINO ENERGY LLC, a Delaware limited liability company (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated July 29, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated April 18, 2013, as amended by that certain Second Amendment and Consent to Amended and Restated Credit Agreement dated March 19, 2014, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated April 28, 2015, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated March 17, 2016 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower wishes to make certain changes to certain covenants, extend the Expiration Date, reduce the Revolving Credit Commitments, and make other modifications as set forth below.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.                                      Definitions.  Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement:

2.                                      Amendment to Credit Agreement

(a)                                 Defined Terms - New.  Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in appropriate alphabetical order:

“Fifth Amendment Effective Date shall mean May 13, 2016.”

“Financial Advisor shall mean, a third party financial advisor (i) that is engaged by the Borrower, at its expense, (ii) that is satisfactory to the Administrative Agent and the Lenders, and (iii) the scope of the engagement of such financial advisor is satisfactory to the Administrative Agent and the Lenders.”

“Fourth Amendment Royal Equity Contribution shall mean the $2,000,000 cash equity contribution made by Royal to the Borrower on the Fourth Amendment Effective Date.”

“Fifth Amendment Royal Equity Contribution shall mean the $3,000,000 cash equity contribution to be made by Royal to the Borrower on or before the Fifth Amendment Effective Date.”

“Non-Royal Equity Contributions” shall mean the net cash proceeds received from Liquidity Events consisting of equity issuances (other than the Royal Equity Contributions and the Scheduled Equity Contributions) occurring after the Fifth Amendment Effective Date.

“Scheduled Equity Contribution shall have the meaning ascribed to such term in Section 8.1.17 herein.”

“Subordinated Debt shall mean Indebtedness of the Borrower that is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent in its sole discretion and that includes, but is not limited to, the following terms:  such Indebtedness:  (i) does not amortize, (ii) has a maturity date that is at least 180 days beyond the Expiration Date at all times, (iii) accrues non-cash interest only, (iv) shall be unsecured, (v) is permanently blocked from exercising remedies so long as the Obligations are outstanding, (vi) allows the Administrative Agent to vote such Indebtedness in any bankruptcy or insolvency proceedings and (vii) shall be subject to an intercreditor agreement in form and substance acceptable to the Administrative Agent in its sole discretion.”

(b)                                 Defined Terms - Amended.  The following definitions contained in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

“Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 31, 2017, which date shall be automatically extended to December 31, 2017 if the Revolving Credit Commitments are reduced to $55,000,000 or less on or before July 31, 2017.”

“Liquidity Event shall mean each (i) issuance of any equity by any Loan Party or its Subsidiaries (other than equity issued in exchange for any Royal Equity Contribution or Scheduled Equity Contribution), or (ii) incurrence of any Subordinated Debt.”

“Royal Equity Contribution shall mean the Fourth Amendment Royal Equity Contribution and the Fifth Amendment Royal Equity Contribution.”

(c)                                  Consolidated EBITDA.  Clause (iv) of the definition of Consolidated EBITDA contained in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

“(iv) amortization expense, and (v) fees paid in cash to the Financial Advisor”

(d)                                 Cash Collateral Prior to the Expiration Date.  Section 2.9.11 of the Credit Agreement shall be amended to replace the phrase “upon termination or expiration of such Letter of Credit” with the phrase “upon the extension of the Expiration Date to a date beyond the earlier of the dates referenced in clauses (i) and (ii) above, or the termination or expiration of such Letter of Credit”

(e)                                  Cash Collateral Prior to the Expiration Date.  Section 2.9.11 of the Credit Agreement shall be amended to add the following new sentence to the end thereof:

“Notwithstanding the foregoing, if any Letters of Credit have been Cash Collateralized on or before the Fifth Amendment Effective Date, any such cash collateral shall be released and returned to the Borrower.”

(f)                                   Commitment Reduction.  Pursuant to Section 2.12 of the Credit Agreement, the Borrower is irrevocably reducing the Revolving Credit Commitments to $75,000,000 as of the Fifth Amendment Effective Date.

(g)                                  Reduction of Revolving Credit Commitments.  The first paragraph of Section 2.12 of the Credit Agreement shall be amended and restated as follows:

“2.12                                                                  Reduction of Revolving Credit Commitments.

(i)                                     Letter of Credit Reductions.  Upon (a) the expiration or termination of a Letter of Credit, the Revolving Credit Commitments shall be reduced on a dollar for dollar basis by an amount equal to the undrawn face amount of such Letter of Credit, and (b) the reduction of a Letter of Credit, the Revolving Credit Commitments shall be reduced on a dollar for dollar basis by an amount equal to the reduction of such Letter of Credit.  Revolving Credit Commitment reductions shall be applied ratably among the Lenders in proportion to their Ratable Shares;

(ii)                                  Asset Disposition Reductions.  Upon the occurrence of the disposition of any assets pursuant to Section 8.2.7(vi) of this Agreement, the net cash proceeds shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments on a dollar for dollar basis;

(iii)                               Liquidity Event Reductions.  Upon a Liquidity Event after the Fifth Amendment Effective Date, the net cash proceeds received by the Loan Parties from such Liquidity Event shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments as follows:

a.                                      For amounts up to and including the first $11,000,000 of such proceeds in the aggregate, the Revolving Credit Commitments shall be reduced on a dollar for dollar basis in an amount equal to such proceeds, and Scheduled Equity Contributions shall be deemed satisfied as provided in Section 8.1.17 herein, and

b.                                      for amounts up to and including the next $9,000,000 of such proceeds in the aggregate, the Revolving Credit Commitments shall be reduced on a dollar for dollar basis in an amount equal to such proceeds; and

(iv)                              Scheduled Reductions in Revolving Credit Commitments.  The Revolving Credit Commitments shall be further reduced (ratably among the Lenders in proportion to their Ratable Shares) as follows:

Date of Reduction	Reduction Amount
September 30, 2016	The lesser of (i) $2,000,000 or (ii) the positive difference (if any) of $2,000,000 minus the Non-Royal Equity Contributions
December 31, 2016	The lesser of (i) $2,000,000 or (ii) the positive difference (if any) of $4,000,000 minus the Non-Royal Equity Contributions
March 31, 2017	The lesser of (i) $2,000,000 or (ii) the positive difference (if any) of $6,000,000 minus the Non-Royal Equity Contributions
June 30, 2017	The lesser of (i) $2,000,000 or (ii) the positive difference (if any) of $8,000,000 minus the Non-Royal Equity Contributions
September 30, 2017	The lesser of (i) $2,000,000 or (ii) the positive difference (if any) of $10,000,000 minus the Non-Royal Equity Contributions
December 1, 2017	The lesser of (i) $1,000,000 or (ii) the positive difference (if any) of $11,000,000 minus the Non-Royal Equity Contributions

Any such reduction or termination shall be accompanied by prepayment of the Notes, to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.

As used in this section and in the defined term Non-Royal Equity Contributions, the term “net proceeds” shall mean the gross proceeds from such Liquidity Event less any accompanying cash sales costs incurred, such as legal, engineering, and other costs related to the sale.”

(h)                                 Use of Proceeds.  Clause (i) of Section 8.1.10 of the Credit Agreement shall be amended and restated as follows:

“(i)                               The proceeds of the Revolving Credit Loans will be used by Borrower solely to repay the obligations under the Existing Credit Agreement and for general corporate, limited liability company or partnership purposes of Borrower and its Subsidiaries, including for working capital, capital expenditures, distributions permitted hereunder, and for Permitted Acquisitions.”

(i)                                     Financial Advisor.  Section 8.1. of the Credit Agreement shall be amended to add the following new Section 8.1.16 to the end thereof:

“8.1.16                                                        Financial Advisor.  Commencing with the Fifth Amendment Effective Date through the Expiration Date, the Borrower shall hire and maintain a Financial Advisor.”

(j)                                    Scheduled Equity Contributions.  Section 8.1. of the Credit Agreement shall be amended to add the following new Section 8.1.17 to the end thereof:

“8.1.17                                                        Scheduled Equity Contributions.  The Borrower shall receive Scheduled Equity Contributions from Royal in the amount, and on or before the respective date set forth below (the “Scheduled Equity Contributions”):

Date	Amount
September 30, 2016	$2,000,000
December 31, 2016	$2,000,000
March 31, 2017	$2,000,000
June 30, 2017	$2,000,000
September 30, 2017	$2,000,000
December 1, 2017	$1,000,000

Notwithstanding the foregoing, to the extent that the Borrower receives equity contribution(s) pursuant clause (i) of the definition of a Liquidity Event, such equity contributions shall be deemed to prospectively satisfy the Scheduled Equity Contributions up to the amount of such contributions.  Such contributions shall be applied in chronological order to any Scheduled Equity Contributions that remain to be made.

(k)                                 Certain Asset Sales.  Section 8.1. of the Credit Agreement shall be amended to add the following new Section 8.1.18 to the end thereof:

“8.1.18                                                        Certain Asset Sales.  On or before March 31, 2017, the Borrower shall have solicited bids for the potential sale of certain non-core assets of the Loan Parties, satisfactory to the Administrative Agent, and provided the Administrative Agent, and any other Lender upon its request, with a description of the solicitation process, interested parties and any potential bids (including the identification of any potential buyers).”

(l)                                     Indebtedness.  Clause (iv) of Section 8.2.1 of the Credit Agreement shall be amended and restated as follows:

“(iv)                        Indebtedness secured by Purchase Money Security Interests and capital leases (A) not exceeding $20,000,000 in the aggregate and (B) entered into prior to February 25, 2016;”

(m)                             Indebtedness.  Section 8.2.1 of the Credit Agreement shall be amended to (1) delete the “; and” at the end of clause (vii) and replace it with “;”, (2) delete the “.” at the end of clause (viii) and replace it with “; and”, and to add the following new clause (ix):

“(ix)                        Subordinated Debt.”

(n)                                 Dividends and Related Distributions.  Clause (ii) of Section 8.2.5 of the Credit Agreement shall be amended and restated as follows:

“(ii)                            dividends or other distributions payable by the Borrower to the MLP in such amounts as required to pay (1) the usual and customary payroll and benefits of the management team so long as the management team of the Borrower remains employees of the General Partner, (2) the usual and customary board fees of the General Partner, and (3) the usual and customary general and administrative costs and expenses of the MLP incurred in connection with the operation of its business in an amount not to exceed $300,000 per fiscal year including, within the limitations of this clause (3), amounts payable to the General Partner pursuant to the terms of the Partnership Agreement that do not constitute distributions on the general partner interest or limited partner interests in the MLP held by the General Partner.”

(o)                                 Liquidations, Mergers, Consolidations, Acquisitions.  Clause (3) of Section 8.2.6 of the Credit Agreement shall be amended to (1) delete the “; and” at the end of clause (v) and replace it with “;”, (2) delete the “.” at the end of clause (vi) and replace it with “; and”, and to add the following new clause (vii):

“(vii)                     the Required Lenders shall have consented, in their sole discretion, to such Permitted Acquisition in writing.”

(p)                                 Disposition of Assets or Subsidiaries.  Clause (vi) of Section 8.2.7 of the Credit Agreement shall be amended and restated as follows:

“(vi)                        subject to the Commitment reduction provisions of Section 2.12 of this Agreement, any other sale, conveyance, assignment, lease, abandonment or other transfer or disposal of assets or Subsidiaries, the net proceeds of which do not exceed $5,000,000 in the aggregate per fiscal year unless consented to by the Required Lenders.”

(q)                                 Affiliate Transactions.  Section 8.2.8 of the Credit Agreement shall be amended and restated as follows:

“8.2.8                                                               Affiliate Transactions.  Neither the Borrower, nor any of the Loan Parties, shall or shall permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate who is not a Loan Party or an Excluded Subsidiary (including purchasing property or services from or selling property or services to any Affiliate or other Person), unless such transaction: (a) is not otherwise prohibited by this Agreement, (b) does not involve the sale, conveyance, assignment, lease, abandonment or other transfer or disposal of assets of any assets to any Affiliate that is not a Loan Party, (c) is entered into upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent, and (d) is in accordance with all applicable Law, except any dividend, distribution, or redemption permitted by Section 8.2.5 [Dividends and Related Distributions].”

(r)                                    Maximum Leverage Ratio.  Section 8.2.17 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.17                                                        Maximum Leverage Ratio.  The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of the most recent month, on a trailing twelve month basis, to exceed the ratio set forth below for the periods specified below as at the end of each such month:

Period	Ratio
For the month ending April 30, 2016, through the month ending May 31, 2016	7.50 to 1.00, or such lower amount as provided for below
For the month ending June 30, 2016, through the month ending August 31, 2016	7.25 to 1.00, or such lower amount as provided for below
For the month ending September 30, 2016, through the month ending November 30, 2016	7.00 to 1.00, or such lower amount as provided for below
For the month ending December 31, 2016, through the month ending	6.75 to 1.00, or such lower amount as

March 31, 2017	provided for below
For the month ending April 30, 2017, through the month ending June 30, 2017	6.25 to 1.00, or such lower amount as provided for below
For the month ending July 31, 2017, through the month ending November 30, 2017	6.0 to 1.00, or such lower amount as provided for below
For the month ending December 31, 2017	5.50 to 1.00, or such lower amount as provided for below

Notwithstanding the foregoing, the Leverage Ratio shall be reduced by 0.50 to 1.00 for every $10,000,000 of net cash proceeds, in the aggregate, received by the Loan Parties after the date of the Fourth Amendment from (1) the issuance of any equity by any Loan Party or its Subsidiaries (other than the Royal Equity Contributions and the Scheduled Equity Contributions), and/or (2) the disposition of any assets pursuant to Section 8.2.7(vi) of this Agreement; provided, however, that in no event shall the maximum permitted Leverage Ratio be reduced below 3.50 to 1.00.”

(s)                                   Minimum Liquidity.  Section 8.2.18 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.18                                                        [Intentionally Omitted]”

(t)                                    Negative Pledges.  Section 8.2.20 of the Credit Agreement shall be amended so that the Section 8.2.20 [Negative Pledges] covenant remains and the Section 8.2.20 [Minimum Fixed Charge Coverage Ratio] covenant is deleted.  This amendment shall be effective as of the Fourth Amendment Effective Date.

(u)                                 Minimum Consolidated EBITDA.  Section 8.2.21 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.21                                                        Minimum Consolidated EBITDA.  The Loan Parties shall not permit their Consolidated EBITDA, calculated as of the end of the most recent month, on a trailing twelve month basis, to be less than the amount set forth below for the periods specified below as at the end of each such month:

Period	Amount
For the month ending April 30, 2016, through the month ending March 31, 2017	$8,000,000

For the month ending April 30, 2017, through the month ending June 30, 2017	$9,000,000
For the month ending July 31, 2017, through the month ending September 30, 2017	$9,500,000
For the month ending October 31, 2017, and each month thereafter	$10,500,000

(v)                                 Deposit Accounts.  Section 8.2 of the Credit Agreement shall be amended to add the following new Section 8.2.23 to the end thereof:

“8.2.23                                                        Deposit Accounts.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, have any deposit account, securities account and investment account after the Fifth Amendment Effective Date which is not (i) maintained with a Lender, (ii) commencing on the date that is 60 days from the Fifth Amendment Effective Date, subject to an account control agreement in form and substance satisfactory to Administrative Agent sufficient to give Administrative Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account, and (iii) set forth on Schedule 8.2.23.  No Loan Party or Subsidiary of a Loan Party shall open any new deposit account, securities account or investment account unless (i) such Loan Party shall have given at least thirty (30) days prior written notice to the Administrative Agent and (ii) the Administrative Agent and each applicable Loan Party and Lender shall first have entered into an account control agreement in form and substance satisfactory to Administrative Agent sufficient to give Administrative Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.”

(w)                               Breach of Other Covenants.  Section 9.1.4 of the Credit Agreement shall be amended and restated as follows:

“9.1.4                                                               Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of (a) the covenants contained in Section 8.1.17 [Scheduled Equity Contributions] and such default shall continue unremedied for a period of five (5) Business Days after the date on which such equity contribution should have been made, or (b) any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any executive officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

(x)                                 Release of Collateral or Guarantor.  The last cross reference contained in Section 11.1.3 of the Credit Agreement shall be changed from “Section 11.11 [Certain Actions by Administrative Agent]” to “Section 10.10 [Authorization to Release Collateral and Guarantors]”.

(y)                                 Miscellaneous.  Section 11.1.4 of the Credit Agreement shall be amended and restated in its entirety as follows:

“11.1.4                                                        Miscellaneous.  (i) Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, (ii) alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, or (iii) decrease the amounts required to be contributed or extend the dates for such contributions required by Section 8.1.17 [Scheduled Equity Contribution], in each case without the consent of all of the Lenders (other than Defaulting Lenders);”

(z)                                  Schedules.  The following schedule to the Credit Agreement shall be replaced by the applicable schedule attached to this Amendment:

Schedule 1.1 (B) — Commitments of Lenders and Addresses for Notices

(aa)                          Schedules.  The following new schedule to the Credit Agreement shall be added to the Credit Agreement in the form of the Schedule attached to this Amendment:

Schedule 8.2.23 — Accounts

(bb)                          Exhibits.  The following exhibit to the Credit Agreement shall be replaced by the applicable exhibit attached to this Amendment:

Exhibit 8.3.3 — Monthly Compliance Certificate

3.                                      Conditions Precedent.  The Borrower acknowledges and agrees that this Amendment and the Administrative Agent and Lenders’ consent set forth in this Amendment are subject to the following conditions precedent as determined by the Administrative Agent to its satisfaction:

(a)                                 Execution and Delivery of Amendment.  The Borrower, the Loan Parties, the Administrative Agent, and all Lenders shall have executed and delivered this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Lenders and the Administrative Agent.

(b)                                 Availability.  Evidence satisfactory to the Administrative Agent that the Borrower has at least $5,000,000 of Availability on the Fifth Amendment Effective Date.

(c)                                  Equity Contribution.  Evidence satisfactory to the Administrative Agent that the Fifth Amendment Royal Equity Contribution has occurred.

(d)           Financial Advisor.  The Borrower shall hire, at its expense, a third party financial advisor that is satisfactory to the Administrative Agent and the Lenders.

(e)           Officer’s Certificate.  The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement, as amended by the modifications and additional representations and warranties of this Amendment, and in each of the other Loan Documents shall be true and accurate on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof after giving effect to this Amendment, no Event of Default or Potential Default shall have occurred and be continuing or shall exist after giving effect to this Amendment; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the date hereof and signed by the Chief Executive Officer, President, or Chief Financial Officer of the Borrower to each such effect.

(f)            Secretary’s Certificate.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i)            all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii)           the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii)          copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof and certified by the appropriate state official where such document is filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party), together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

(g)           No Defaults under Other Obligations.  No default under any note, credit agreement or other document relating to existing Indebtedness of any of the Loan Parties shall occur as a result of this Amendment.

(h)           No Actions or Proceedings.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.

(i)            Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents, including but limited to all documentation and information required by the regulatory authorities under applicable “know your customer”, anti-money laundering, and Patriot Act rules and regulations with respect to Royal and the Loan Parties, shall be in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or its counsel may reasonably request.

(j)            Payment of Fees.  The Borrowers shall have paid to the Administrative Agent for itself and for the account of the applicable Lenders (a) all fees as required hereunder, including a fee to each Lender that consented to this Amendment in writing on or before 12:00 p.m. (Eastern time), May 13, 2016, equal to seventy-five (75) basis points of such Lender’s Revolving Credit Commitment as of the date hereof, after giving effect to the Revolving Credit Commitment reduction, and (b) all other fees, costs and expenses payable to the Administrative Agent, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel.

4.             Representations and Warranties.  By its execution and delivery of this Amendment to Administrative Agent, Borrower, and each of the other Loan Parties represents and warrants to Administrative Agent and Lenders as follows:

(a)           Authorization, Etc.  Each Loan Party has duly authorized, executed, and delivered this Amendment.

(b)           Material Adverse Change.  After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c)           Litigation.  After giving effect to this Amendment, there are no actions, suits, investigations, litigation, or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d)           Loan Documents.  The representations and warranties set forth in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of this Amendment after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties that relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Event of

Default shall exist and be continuing under the Credit Agreement or under any Loan Document as of the date of this Amendment after giving effect to this Amendment.

5.             Miscellaneous.

(a)           Full Force and Effect.  Nothing contained herein shall operate to release the Borrower, any other Loan Party, or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Credit Agreement or the other Loan Documents, except as expressly herein modified, and the Borrower and each other Loan Party hereby reaffirms that each and every provision, condition, obligation, and agreement in the Credit Agreement and the other Loan Documents shall continue in full force and effect, except as expressly herein modified.  The Borrower and each other Loan Party acknowledge that there are no agreements to make any further amendments or modifications of the Credit Agreement and the Loan Documents, nor are the Administrative Agent and the Lenders under any obligation to make any further amendments or modifications to the Credit Agreement and the Loan Documents other than those changes expressly set forth in this Amendment.  This Amendment shall not constitute or be construed as a waiver of any Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default by Borrower under any of the Loan Documents or any of the Administrative Agent’s or the Lenders’ rights and remedies with respect thereto.  The validity, priority and perfection of all security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed, and the Loan Documents shall continue to secure the Loans, as amended by this Amendment, without any change, loss or impairment of the priority of such security interests or other liens.

(b)           Release of Administrative Agent and Lenders.  The Borrower and each of the other Loan Parties hereby fully and unconditionally release and forever discharge the Administrative Agent and the Lenders, their employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Borrower or any of the other Loan Parties may now have or claim to have against the Released Parties as of the date hereof, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Amendment, the Credit Agreement, or any of the Loan Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Obligations, the Loan or any of the Loan Documents.  The obligations of the Borrower and the other Loan Parties under the Loan Documents and the Credit Agreement, as amended by this Amendment, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(i)            any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, as amended by this Amendment, the Loan Documents or any document relating to or evidencing any of the Lender’s liens or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(ii)           any other act or thing or omission or delay to do any other act or thing which could operate to or as a discharge of the Borrower or any other Loan Party as a matter of law, other than payment in full of all Obligations, including but not limited to all obligations under the Loan Documents and the Credit Agreement, as amended by this Amendment.

(c)           Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

(d)           Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default, and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(e)           Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(f)            No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrower, the other Loan Parties, each Lender, and Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

BORROWER:

RHINO ENERGY LLC, a Delaware limited liability company

By:	/s/ Richard A. Boone	(SEAL)
Name:	Richard A. Boone
Title:	Executive Vice President and CFO

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

BUCK COAL, INC.
CAM AIRCRAFT LLC
CAM-BB LLC
CAM COAL TRADING LLC
CAM-COLORADO LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM MINING LLC
CAM-OHIO REAL ESTATE LLC
CASTLE VALLEY MINING LLC
CLINTON STONE LLC
HOPEDALE MINING LLC
LEESVILLE LAND, LLC
MCCLANE CANYON MINING LLC
PENNYRILE ENERGY LLC
RAM PROCESSING, INC.
RHINO COALFIELD SERVICES LLC
RHINO EXPLORATION LLC
RHINO NORTHERN HOLDINGS LLC
RHINO OILFIELD SERVICES LLC
RHINO SERVICES LLC
RHINO TECHNOLOGIES LLC
RHINO TRUCKING LLC
SANDS HILL MINING LLC
SPRINGDALE LAND, LLC
TAYLORVILLE MINING LLC
THE ELK HORN COAL COMPANY, LLC
THE ELK HORN CORPORATION
TRIAD ROOF SUPPORT SYSTEMS LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Executive Vice President and CFO of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Executive Vice President and CFO

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Administrative Agent

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Senior Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG UNION BANK, N.A.

By:	/s/ John Kopcha
Name:	John Kopcha
Title:	Managing Director

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RAYMOND JAMES BANK, N.A.

By:	/s/ H. Fred Coble, Jr.
Name:	H. Fred Coble, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Bruce G. Shearer
Name:	Bruce G. Shearer
Title:	Senior Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stephanie Micua
Name:	Stephanie Micua
Title:	Senior Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ David R. Garcia
Name:	David R. Garcia
Title:	Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title:	Attorney-in-Fact

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Mary McElwain
Name:	Mary McElwain
Title:	Senior Vice President

[SIGNATURE PAGE — FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK

By:	/s/ Mark A. Woleslagle
Name:	Mark A. Woleslagle
Title:	Vice President

SCHEDULE 1.1(B)

Commitments of Lenders and Addresses for Notices

Lender		Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	PNC Bank, National Association	$11,250,000.00	15.000000000%
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble, Senior Vice President
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com

Name:	MUFG Union Bank, N.A.	$11,250,000.00	15.000000000%
Address:	445 South Figueroa Street - 4th Floor
Mail Code: G04-421
Los Angeles, California 90071
Attention:	Timothy Hintz, Vice President
Telephone:	(213) 236-5837
Telecopy:	(213) 236-4096
Email:	timothy.hintz@unionbank.com

Name:	Raymond James Bank, N.A.	$8,750,000.00	11.666666667%
Address:	710 Carillon Parkway
St. Petersburg, Florida 33716
Attention:	H. Fred Coble, Jr., Senior Vice President
Telephone:	(727) 567-1585
Telecopy:	(866) 205-1396
Email:	fred.coble@raymondjames.com

Name:	The Huntington National Bank	$8,750,000.00	11.666666667%
Address:	41 South High Street
Columbus, Ohio 43215
Attention:	Chad Lowe, Vice President
Telephone:	(614) 480-5810
Telecopy:	(877) 274-8593
Email:	chad.lowe@huntington.com

Lender		Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	Wells Fargo Bank, National Association	$8,750,000.00	11.666666667%
Address:	1 South Broad Street, 8th Floor
MAC Y1375-084
Philadelphia. Pennsylvania 19107
Attention:	Stephanie Micua
Telephone:	(267) 321-7075
Email:	Stephanie.micua@wellsfargo.com

Name:	Fifth Third Bank	$8,750,000.00	11.666666667%
Address:	250 West Main Street - Suite 300
Lexington, Kentucky 40507
Attention:	Mary-Alicha Weldon, Vice President
Telephone:	(859) 455-5404
Telecopy:	(859) 455-5414
Email:	mary-alicha.weldon@53.com

Name:	Royal Bank of Canada	$8,750,000.00	11.666666667%
Address:	Williams Tower - 39th Floor
2800 Post Oak Boulevard
Houston, Texas 77056
Attention:	Don McKinnerney
Telephone:	(713) 403-5607
Telecopy:	(713) 403-5624
Email:	don.mckinnerney@rbccm.com

Name:	Branch Banking and Trust Company	$5,000,000.00	6.666666667%
Address:	200 West Second Street, 16th Floor
Winston-Salem, North Carolina 27101
Attention:	Troy Weaver
Telephone:	(336) 733-2735
Telecopy:	(336) 733-2740
Email:	TRWeaver@bbandt.com

Name:	First Commonwealth Bank	$3,750,000.00	5.000000000%
Address:	Frick Building - Suite 1600
437 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:	Stephen J. Orban, Senior Vice President
Telephone:	(412) 690-2212
Telecopy:	(412) 690-2206
Email:	sorban@fcbanking.com

TOTAL		$75,000,000.00	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

AGENT

Name:	PNC Bank, National Association
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com

ALL LOAN PARTIES:

Name:	c/o Rhino Energy LLC
Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Richard A. Boone, CFO
Telephone:	(859) 389-6500
Telecopy:	(859) 389-6588
Email:	rboone@rhinolp.com

with a copy to:

Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Whitney Kegley, General Counsel
Telephone:	(859) 519-3607
Telecopy:	(859) 389-6588
Email:	wkegley@rhinolp.com